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                                                                     Exhibit 4.1

[FACE OF CERTIFICATE]
CB Bancshares, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF HAWAII, MARCH 5, 1980
CB
SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 124785 10 6

This Certifies that

is the owner of

FULL-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $1.00 PAR VALUE PER SHARE,
OF
CB BANCSHARES, INC.
transferable only on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation of the corporation and all amendments thereto, to all of which provisions the holder hereof, by the acceptance of this certificate, assents and agrees to be bound.
This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
IN WITNESS WHEREOF said corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.
Dated:

PRESIDENT AND CHIEF EXECUTIVE OFFICER

SECRETARY

[SEAL]

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR
BY


AUTHORIZED SIGNATURE

[BACK OF CERTIFICATE}

CB Bancshares, Inc. is authorized to issue shares of common stock and shares of preferred stock. The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and with respect to the issuance of any preferred shares of stock in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.


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This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between CB Bancshares, Inc., and City Bank, Rights Agent, dated as of March 16, 1989, and as amended from time to time (the "1989 Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CB Bancshares, Inc. Under certain circumstances, as set forth in the 1989 Rights Agreements, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. CB Bancshares, Inc. will mail to the holder of this certificate a copy of the 1989 Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the 1989 Rights Agreement , Rights issued to, or held by, any Person who is or was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the 1989 Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The Rights will expire on March 27, 2009 (or such other Final Expiration Date as may result from amendment of the 1989 Rights
Agreement), unless earlier redeemed as described in the 1989 Rights Agreement.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between CB Bancshares, Inc. (the "Company") and the Rights Agent thereunder (the "Rights Agent"), dated as of July 23, 2003, as the same may be amended, restated, renewed or extended from time to time (the "2003 Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the 2003 Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the 2003 Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the 2003 Rights Agreement, Rights issued to, or beneficially owned by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the 2003 Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM  --  as tenants in common
          TEN ENT  --  as tenants by the entireties
          JT TEN   --  as joint tenants with right of survivorship
                       and not as tenants in common


                    UNIF GIFT MIN ACT --   ___________ Custodian ___________
                           (Cust)
                            under Uniform Gifts to Minors
                            Act ______________________________
                                         (State)


                    UNIF GIFT MIN ACT --   __________ Custodian (until age ___)
                           (Cust)                       (Minor)
                            ___________________ under Uniform Transfers



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                                       (Minor)
                                       to Minors Act ...........................
                                                             (State)

Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED,                            hereby sell, assign and transfer
unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNE


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated                                               a

NOTICE



THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed




By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.